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Exhibit 10.2

SECOND AMENDMENT AND CONSENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

        SECOND AMENDMENT AND CONSENT, dated as of June 30, 2004 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of November 6, 2003, supplemented and as amended by that certain First Amendment, dated as of April 30, 2004 (as further amended, supplemented or otherwise modified in writing prior to the date hereof, the "Credit Agreement"), among SCIENTIFIC GAMES CORPORATION, a Delaware corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties thereto, BEAR STEARNS & CO. INC., as sole lead arranger and sole bookrunner, DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE FIRST BOSTON, as co-arrangers and co-documentation agents, BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and THE BANK OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent");

W I T N E S S E T H:

  WHEREAS:

        A.    Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        B.    The Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement and consent to certain transactions prohibited under the Credit Agreement.

        C.    The Borrower has further requested that the Tranche D Term Lenders (as defined below) make available credit facilities, the proceeds of which will be used to refinance the existing Tranche C Term Loans outstanding under the Credit Agreement.

        D.    The Administrative Agent and the Required Lenders are willing to amend certain provisions of the Credit Agreement and consent to certain transactions prohibited under the Credit Agreement and the Tranche D Term Lenders are willing to make available credit facilities in the form of a new term loan ("Tranche D Term Loan"), all on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the above recitals and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the Borrower, the Administrative Agent, the Required Lenders and the Tranche D Term Lenders hereby agrees as follows:

        SECTION 1    Amendments to Credit Agreement.

          Section 1.1    The Credit Agreement is hereby amended as follows:

            (a)   Amendments to Section 1.1 of the Credit Agreement.

              (i)    All references to the term "Tranche C" in the definitions of "Aggregate Exposure", "Commitment", "Facility", "Interest Period", "Majority Facility Lenders", "Required Lenders", "Tranche C Term Lender" and "Tranche C Term Percentage" are hereby deleted in their entirety and replaced with the term "Tranche D" and, to the extent necessary, shall be moved to the appropriate alphabetical order.

              (ii)   The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "Applicable Margin": a rate per annum equal to, (i) with respect to Revolving Loans and Swingline Loans, the rate determined pursuant to the Pricing Grid and (ii) with respect to Tranche D Term Loans, (A) that are Eurocurrency Loans, 2.50%, and (B) that are Base Rate Loans, 1.50%, provided that, if, on any Adjustment Date, the Consolidated Senior Debt Ratio is less than 1.75 to 1.00, the Applicable Margin with respect to Tranche D Term Loans, shall be a rate per annum equal to (x) 2.25%, with respect to Eurocurrency Loans, and (y) 1.25%, with respect to Base Rate Loans.

              (iii)  The definition of "Consolidated Fixed Charges" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Existing Term Loans, the Tranche C Term Loans and the Tranche D Term Loans), (c) the amount of Restricted Payments made in cash during such period as permitted by Section 8.6 (other than Section 8.6(a) and clause (y) in Section 8.6(b)) and (d) cash taxes actually paid by the Borrower and its Subsidiaries during such period.

              (iv)  The definition of "Excess Cash Flow" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the aggregate amount of increases in consolidated long-term liabilities, other than increases in non-cash liabilities for which the offsetting debit is reflected in the other comprehensive income component of consolidated stockholders' equity in accordance with GAAP and (vi) the aggregate amount of decreases in consolidated long-term assets, other than (A) decreases attributable to amortization of capitalized costs to purchase or develop computer software and systems and (B) decreases attributable to cash consideration received for any Dispositions of Property by the Borrower and its Subsidiaries during such period over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount of Capital Expenditures incurred by the Borrower and its Subsidiaries during such fiscal year (excluding the principal amount of Indebtedness incurred to finance such expenditures (but including repayments of any such Indebtedness incurred during such period or any prior period) and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans, Foreign Currency Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Existing Term Loans, the Tranche C Term Loans and the Tranche D Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Existing Term Loans, the Tranche C Term Loans and the Tranche D Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the aggregate amount of cash consideration paid for any acquisitions during such period pursuant to Section 8.8(k), (viii) Restricted Payments paid in cash during such period to the extent permitted by Section 8.6(d), (ix) the aggregate amount of decreases in consolidated long-term liabilities, other than decreases in non-cash liabilities for which the offsetting debit is reflected in the other comprehensive income component of consolidated stockholders' equity in accordance with GAAP, and (x) the aggregate amount of increases in consolidated long-term assets, other than (A) increases attributable to cash consideration paid for any acquisitions during such period pursuant to Section 8.8(k) and (B) the costs to purchase or develop computer software or systems to the extent such expenditures are capitalized in conformity with GAAP.

              (v)   The definition of "Reinvestment Deferred Amount" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Existing Term Loans under Section 5.2(c) of the Existing Credit Agreement or the Tranche C Term Loans pursuant to Section 4.2(c) of this Agreement (without giving effect to the Second Amendment) or the Tranche D Term Loans pursuant to Section 4.2(c) of this Agreement as a result of the delivery of a Reinvestment Notice.

              (vi)  The definition of "Tranche C Term Commitment" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

          "Tranche D Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche D Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche D Term Commitment" under such Lender's name on such Lender's Addendum or the amount of such Lender's Converted Term Loan pursuant to its Conversion Notice. The original aggregate amount of the Tranche D Term Commitments is $461,667,937.50.

              (vii) The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

          "Existing Term Loans": the Term Loans (as defined in the Existing Credit Agreement) outstanding on the Effective Date.

          "First Tier Foreign Subsidiaries": as defined in Section 8.8(j)(i).

          "Non-First Tier Foreign Subsidiaries": as defined in Section 8.8(j)(ii).

          "Non-Guarantor Subsidiary Investment Notice": as defined in Section 8.8(j)(i).

          "Second Amendment": the Second Amendment, dated as of June 30, 2004, to this Agreement.

          "Second Amendment Effective Date": the date on which the conditions precedent set forth in Section 6 of the Second Amendment shall have been satisfied, which date is June 30, 2004.

          "Tranche D Term Loan": as defined in Section 2.1.

          (b)    Amendments to Section 2 of the Credit Agreement.    Section 2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

      "SECTION 2. AMOUNT AND TERMS OF TRANCHE D TERM COMMITMENTS

      2.1.    Tranche D Term Commitments.

      (a)    Subject to the terms and conditions hereof, each Tranche D Term Lender severally agrees to make a term loan denominated in Dollars (a "Tranche D Term Loan") to the Borrower on the Second Amendment Effective Date in an amount not to exceed the amount of the Tranche D Term Commitment of such Lender. The Tranche D Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.

      (b)    In connection with the making of the Tranche D Term Loans pursuant to Section 2.1(a), by delivering written notice (a "Conversion Notice") to the Administrative Agent at least one Business Day prior to the Second Amendment Effective Date, any Tranche D Term Lender holding Tranche C Term Loans outstanding under this Agreement on the Second Amendment Effective Date may elect to make all or any portion of such Tranche D Term Lender's Tranche D Term Loans requested by the Borrower to be made on the Second Amendment Effective Date by converting all or a portion of the outstanding principal amount of the Tranche C Term Loans held by such Tranche D Term Lender into Tranche D Term Loans in a principal amount equal to the amount of Tranche C Term Loans so converted (each such Tranche C Term Loan to the extent it is to be converted, a "Converted Term Loan"). On the Second Amendment Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Tranche D Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans converted into Tranche D Term Loans. Any Conversion Notice to the Administrative Agent delivered by an applicable Lender pursuant to this Section shall specify the amount of such Lender's Tranche D Term Loan Commitment and the principal amount of Tranche C Term Loans held by such Lender that are to be converted into Tranche D Term Loans.

      2.2.    Procedure for Tranche D Term Loan Borrowing.    The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Second Amendment Effective Date) requesting that the Tranche D Term Lenders make the Tranche D Term Loans on the Second Amendment Effective Date and specifying the amount to be borrowed. The Tranche D Term Loans made on the Second Amendment Effective Date shall initially be Base Rate Loans and shall not be converted to Eurocurrency Loans prior to the date which is three Business Days after the Second Amendment Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche D Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Second Amendment Effective Date each Tranche D Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche D Term Loan or Tranche D Term Loans to be made by such Lender, except to the extent such Lender elects to convert Tranche C

      Term Loans into Tranche D Term Loans pursuant to Section 2.1(b). The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche D Term Lenders in immediately available funds.

      2.3.    Repayment of Tranche D Term Loans.    The Tranche D Term Loan of each Lender shall mature in 23 consecutive quarterly installments, commencing on June 30, 2004, each of which shall be in an amount equal to the product of (i) such Lender's Tranche D Term Percentage multiplied by (ii) the amount set forth below opposite such installment:

Installment	Principal Amount
June 30, 2004	$1,157,062.50
September 30, 2004	$1,157,062.50
December 31, 2004	$1,157,062.50
March 31, 2005	$1,157,062.50
June 30, 2005	$1,157,062.50
September 30, 2005	$1,157,062.50
December 31, 2005	$1,157,062.50
March 31, 2006	$1,157,062.50
June 30, 2006	$1,157,062.50
September 30, 2006	$1,157,062.50
December 31, 2006	$1,157,062.50
March 31, 2007	$1,157,062.50
June 30, 2007	$1,157,062.50
September 30, 2007	$1,157,062.50
December 31, 2007	$1,157,062.50
March 31, 2008	$1,157,062.50
June 30, 2008	$1,157,062.50
September 30, 2008	$1,157,062.50
December 31, 2008	$1,157,062.50
March 31, 2009	$109,920,937.50
June 30, 2009	$109,920,937.50
September 30, 2009	$109,920,937.50
December 31, 2009	$109,920,937.50"

            (c)   Amendments to Sections 4, 8 and 11 and Exhibit H-1 of the Credit Agreement.    All references to the term "Tranche C" in Sections 4.1(a), 4.2, 4.8(b), 4.14(d), 8.5(e), 8.11, 11.1, 11.6(b) and 11.6(d) and Exhibit H-1 of the Credit Agreement are hereby deleted in their entirety and replaced with the term "Tranche D".

            (d)   Amendments to Subsection 7.9(e) of the Credit Agreement.    Subsection 7.9(e) of the Credit Agreement is hereby amended by deleting all references to "Group Member" and replacing them with "Borrower or any Subsidiary Guarantor."

            (e)   Amendments to Section 8.3 of the Credit Agreement.    Section 8.3 of the Credit Agreement is hereby amended by:

              (i)    deleting the phrase "in the ordinary course of business" in subsection 8.3(j);

              (ii)   adding the phrase "and Section 8.2(b)(iii)" after the phrase "Section 8.2(j)" in subsection 8.3(k)(ii); and

              (iii)  deleting the reference to "Section 8.3(1)" and replacing it with "Section 8.2(l)" in subsection 8.3(q).

            (f)    Amendments to Section 8.6 of the Credit Agreement.    Section 8.6 of the Credit Agreement is hereby amended by:

              (i)    deleting the word "and" at the end of subsection 8.6(d);

              (ii)   deleting the period at the end of subsection 8.6(e) and replacing it with the following: "; and"; and

              (iii)  adding the following as a new subsection 8.6(f): "(f) any Non-Guarantor Subsidiary may make Restricted Payments, whether in cash or otherwise, to any other Non-Guarantor Subsidiary."

            (g)   Amendment to Subsection 8.7(a) of the Credit Agreement.    Subsection 8.7(a) of the Credit Agreement is hereby amended by deleting the reference to "$35,000,000" and replacing it with "$45,000,000".

            (h)   Amendment to Subsection 8.8(j) of the Credit Agreement.    Subsection 8.8(j) of the Credit Agreement is hereby amended by deleting the semicolon at the end of the subsection and replacing it with the following: "; notwithstanding the foregoing, any Non-Guarantor Subsidiary may make an intercompany Investment in another Non-Guarantor Subsidiary without limitation; provided that:

              (i)    in the event of an intercompany Investment between Non-Guarantor Subsidiaries with respect to which, either prior to the making of such Investment or immediately after giving effect thereto, the Capital Stock of either such Non-Guarantor Subsidiary shall be required under the Credit Agreement to be pledged to the Administrative Agent for the benefit of the Lenders (such Non-Guarantor Subsidiaries, "First Tier Foreign Subsidiaries"), the Borrower shall, regardless of the amount of such intercompany Investment, promptly (and in any event no later than 30 days after the consummation of such Investment), deliver to the Administrative Agent written notice thereof which notice shall describe in reasonable detail the nature and amount of such intercompany Investment and the Non-Guarantor Subsidiaries involved (hereinafter, a "Non-Guarantor Subsidiary Investment Notice"); and

              (ii)   in the event of an intercompany Investment between Non-Guarantor Subsidiaries which are not, either prior to the making of such Investment or immediately after giving effect thereto, First-Tier Foreign Subsidiaries (such Non-Guarantor Subsidiaries, "Non-First Tier Foreign Subsidiaries"), if the aggregate amount (valued at cost) of such intercompany Investment exceeds $1,000,000, the Borrower shall, promptly (and in any event no later than 30 days after the consummation of such Investment), deliver to the Administrative Agent a Non-Guarantor Subsidiary Investment Notice with respect to such Investment."

            (i)    Amendments to Section 8.10 of the Credit Agreement.    Section 8.10 of the Credit Agreement is hereby amended by:

              (i)    deleting clause (a) thereof and replacing it with the following new clause (a): "(a) otherwise not prohibited by this Agreement"; and

              (ii)   deleting the period at the end of the Section and replacing it with the following: "provided, however, that the provisions of clauses (b) and (c) of this Section 8.10 shall not apply to any transaction (i) between a Non-Guarantor Subsidiary and any other Non-Guarantor Subsidiary and (ii) between a Subsidiary Guarantor and any Non-Guarantor Subsidiary to the extent such transaction is no less favorable to such Subsidiary Guarantor than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate."

        SECTION 2    Consent to Certain Dispositions and Investments.

          Section 2.1    Background.    The Borrower has requested that, notwithstanding anything in the Credit Agreement to the contrary, to the extent required under the Credit Agreement, the Lenders consent to the following Dispositions and Investments and consent that such Dispositions and Investments not be calculated against the $25,000,000 threshold specified in subsection 8.8(j) of the Credit Agreement (each Disposition and Investment referenced in clauses (i) through (xii) of this Section 2.1 hereinafter being referred to, collectively, as the "Amendment No. 2 Investments"):

            (i)    Autotote Systems, Inc., a Delaware corporation and a Subsidiary Guarantor (now a limited liability company known as Scientific Games Racing, LLC) ("ASI"), transferred 100% of the issued and outstanding Capital Stock of Scientific Games Worldwide Limited, a company limited by shares registered in Ireland ("SGWL"), to Scientific Games Holdings Limited, a company limited by shares registered in Ireland ("SGHL"), as of March 8, 2004;

            (ii)   Scientific Games Online Entertainment Systems, Inc., a Delaware corporation and a Subsidiary Guarantor ("OES"), transferred (a) 100% of its ownership in the foreign contracts described on Schedule I annexed hereto (collectively, the "OES Korean Contracts") and (b) 100% of its ownership in the Intellectual Property described on Schedule I annexed hereto (collectively, the "OES Korean IP") to SGHL, effective as of January 1, 2004 all in exchange for a promissory note issued by SGHL (the "Initial SGHL Korean Note"). SGHL then transferred the OES Korean Contracts to SGWL as a result of which the Initial SGHL Korean Note will be cancelled and exchanged for the promissory notes issued by SGHL and SGWL in favor of OES in an aggregate principal amount of $9,600,000 (collectively, the "Korean Notes");

            (iii)  The Borrower intends to transfer to Scientific Games International Inc., a Delaware Corporation and a Subsidiary Guarantor ("Scientific Games International") 100% of the ownership of the Intellectual Property described on Schedule II annexed hereto (collectively, the "Borrower IP");

            (iv)  Each of the Subsidiary Guarantors referred to on Schedule III annexed hereto intends to transfer to SGHL 100% of its ownership in the Intellectual Property described on Schedule III annexed hereto (such Intellectual Property, including, but not limited to, the Borrower IP, collectively, the "Subsidiaries IP") in exchange for the promissory notes to be issued by SGHL in favor of each respective Subsidiary Guarantor in the aggregate principal amount of $6,400,000 (the "Subsidiaries IP Notes");

            (v)   OES intends to transfer to SGHL (a) 100% of its ownership in the foreign contracts described on Schedule IV annexed hereto (hereinafter, the "OES Non-Korean Foreign Contracts") and (b) 100% of its ownership in the Intellectual Property described on

    Schedule IV annexed hereto (hereinafter, the "OES Non-Korean Foreign IP"), in exchange for a promissory note issued by SGHL (the "Initial SGHL Non-Korean Note"). SGHL then intends to transfer the OES Non-Korean Foreign Contracts to SGWL as a result of which the Initial SGHL Non-Korean Note will be cancelled and exchanged for the promissory notes issued by SGHL and SGWL in favor of OES in an aggregate principal amount of $1,500,000 (the "Non-Korean Notes" and, together with the Korean Notes and the Subsidiaries IP Notes, the "Amendment No. 2 Pledged Notes");

            (vi)  Scientific Games Holdings Corp., a Delaware corporation and a Subsidiary Guarantor ("SGHC"), intends to transfer to SGHL 100% of the issued and outstanding Capital Stock of Scientific Games International Holdings Limited (incorporated and registered in England and Wales under number 4359953) ("SGIH");

            (vii) SGHL intends to issue additional shares of Capital Stock (the "SGHL Additional Shares") to SGHC in exchange for 100% of the issued and outstanding Capital Stock of SGIH, which shares SGHC will subsequently transfer to the Borrower;

            (viii) The Borrower intends to transfer to SGHL 100% of the issued and outstanding Capital Stock of each of the Subsidiaries described on Schedule V annexed hereto (such Subsidiaries hereinafter being referred to, collectively with SGIH, as the "European Subsidiaries");

            (ix)  SGHC intends to transfer to SGHL the promissory notes issued by SGIH as described on Schedule VI annexed hereto (hereinafter, the "SGIH Notes");

            (x)   Scientific Games Management Corporation, a Delaware corporation and a Subsidiary Guarantor ("SGMC") intends to distribute to the Borrower the promissory notes issued by the European Subsidiaries as described on Schedule VII annexed hereto (hereinafter, the "Autotote Europe Notes"), and the Borrower then intends to transfer the Autotote Europe Notes to SGHL;

            (xi)  The Borrower intends to transfer to SGHL 100% of the issued and outstanding Capital Stock of Scientific Games Chile Limitada, a Chilean limited company and a Non-Guarantor Subsidiary ("SG Chile"); and

            (xii) Scientific Games Finance Corporation, a Delaware corporation and a Subsidiary Guarantor ("SGFC"), intends to distribute to the Borrower the promissory notes issued by SG Chile as described on Schedule VIII annexed hereto (hereinafter, the "Chile Notes"), and the Borrower then intends to transfer the Chile Notes to SGHL.

          Section 2.2    Limited Consent.    Pursuant to Section 11.1 of the Credit Agreement, the Administrative Agent on behalf of the Required Lenders consents, effective on and as of the Amendment No. 2 Effective Date, to each of the Amendment No. 2 Investments and waives the obligation of the Borrower to calculate the Amendment No. 2 Investments against the $25,000,000 threshold specified in subsection 8.8(j) of the Credit Agreement; provided that the aggregate amount of the Amendment No. 2 Investments shall in no event exceed $150,000,000, and provided further that concurrently with the consummation of any Amendment No. 2 Investment, the Administrative Agent shall have received the following documents with respect to such Amendment No. 2 Investment, to the extent applicable:

            (a)   Supplement to Guarantee and Collateral Agreement.    A Supplement to the Amended and Restated Guarantee and Collateral Agreement substantially in the form of Exhibit A hereto (a "GCA Supplement") duly executed by each Subsidiary Guarantor holding an Amendment No. 2 Pledged Note or pledging an Amendment No. 2 Stock Pledge (as defined below).

            (b)   Pledged Notes.    Each of the Amendment No. 2 Pledged Notes, each of which shall be endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof, for the ratable benefit of the Lenders.

            (c)   Pledged Stock of SGHL; Stock Powers; Irish Pledge.    One or more share certificates, representing 65% of all of the issued and outstanding Capital Stock of SGHL, together with an undated stock power, executed in blank by a duly authorized officer of the Borrower and a copy of the Equitable Charge of Shares (the "Irish Pledge"), executed by the Borrower, relating to the pledge of 65% of all of the issued and outstanding Capital Stock of SGHL in favor of the Administrative Agent, for the ratable benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Syndication Agent.

            (d)   Pledged Stock of ACI; Stock Powers.    (i) One or more share certificates, representing 65% of all of the issued and outstanding Capital Stock of Autotote Canada, Inc., an Ontario corporation ("ACI"), together with an undated stock power, executed in blank by a duly authorized officer of SG Racing, Inc., a Delaware corporation and a Subsidiary Guarantor ("SGR"), for the ratable benefit of the Lenders and (ii) resolutions of the board of directors of ACI consenting to the pledge of its Capital Stock pursuant to the Guarantee and Collateral Agreement and the related GCA Supplement.

            (e)   Pledged Stock of SGR; Stock Powers.    One or more share certificates, representing 100% of all of the issued and outstanding Capital Stock of SGR, together with an undated stock power, executed in blank by a duly authorized officer of ASI, for the ratable benefit of the Lenders (the pledges of Capital Stock referenced in clauses (c) through (e) of this Section 2.2 hereinafter being referred to, collectively, as the "Amendment No. 2 Stock Pledges").

            (f)    Closing Certificates.    Immediately upon the consummation of all Amendment No. 2 Investments, a closing certificate, in the form of Exhibit B hereto, of each Loan Party that is party to an Amendment No. 2 Investment dated as of the effective date of the consummation of all Amendment No. 2 Investments.

            (g)   Local Counsel Legal Opinion.    An executed legal opinion of Irish counsel to the Borrower and its Subsidiaries, in favor of the Administrative Agent, the Syndication Agent and the Lenders, covering the Irish Pledge, in form and substance reasonably satisfactory to such Agents.

    Notwithstanding anything in the Credit Agreement to the contrary, including but not limited to the provisions of Section 7.9 thereof, the Administrative Agent on behalf of the Required Lenders waives (v) the obligation of SGHC to pledge 65% of the SGHL Additional Shares and (z) the obligation of OES to pledge the Initial SGHL Korean Note and the Initial SGHL Non-Korean Note.

        SECTION 3    Consent to Release of Collateral under the Credit Agreement.

          Section 3.1    Background.

            (a)   Subsection 11.14(a) of the Credit Agreement provides that the Administrative Agent is irrevocably authorized by each Lender to take any action requested by the Borrower having the effect of releasing any Collateral to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document; and

            (b)   The Borrower has advised the Administrative Agent of certain Amendment No. 2 Investments that have occurred to date and that it intends to consummate the remaining Amendment No. 2 Investments after the Amendment No. 2 Effective Date, and in connection therewith, the Borrower has requested that the Lenders consent to the release by the

    Administrative Agent of all of the Collateral listed below (each release referenced in clauses (i) through (xi) of this subsection 3.1(b) below hereinafter being referred to, collectively, as the "Collateral Releases"):

              (i)    65% of the issued and outstanding Capital Stock of SGWL in connection with the transfer by ASI of the Capital Stock of SGWL to SGHL;

              (ii)   65% of the issued and outstanding Capital Stock of SGHL in connection with the transfer by ASI of the Capital Stock of SGHL to the Borrower;

              (iii)  All of the OES Korean IP and OES Non-Korean Foreign IP in connection with the transfer by OES to SGHL of the OES Korean IP and the OES Non-Korean Foreign IP;

              (iv)  All of the OES Korean Contracts and the OES Non-Korean Foreign Contracts in connection with the transfer by OES to SGHL of the OES Korean Contracts and the OES Non-Korean Foreign Contracts;

              (v)   The Subsidiaries IP in connection with the transfer by each of the Subsidiaries referred to on Schedule III annexed hereto to SGHL of the Subsidiaries IP;

              (vi)  The SGIH Notes, each of which was issued by SGIH in favor of SGHC, in connection with the transfer by SGHC to SGHL of the SGIH Notes;

              (vii) The Autotote Europe Notes, each of which was issued by a European Subsidiary in favor of SGMC, in connection with the transfer by the Borrower to SGHL of the Autotote Europe Notes;

              (viii) The Chile Notes, each of which was issued by SG Chile in favor of SGFC, in connection with the transfer by SGFC to SGHL of the Chile Notes;

              (ix)  65% of the issued and outstanding Capital Stock of each of the European Subsidiaries in connection with the transfer by either the Borrower or SGHC, as applicable, to SGHL of the Capital Stock of each of the European Subsidiaries;

              (x)   65% of the issued and outstanding Capital Stock of ACI, in connection with the transfer by ASI to SGR of the Capital Stock of ACI; and

              (xi)  65% of the issued and outstanding Capital Stock of SG Chile, in connection with the transfer by the Borrower to SGHL of the Capital Stock of SG Chile.

          Section 3.2    Limited Consent.    Pursuant to Sections 11.1 and 11.14 of the Credit Agreement, the Administrative Agent on behalf of the Required Lenders consents to the Collateral Releases in connection with the consummation of the related Amendment No. 2 Investments, which consents shall be effective on and as of the Amendment No. 2 Effective Date (other than the consents with respect to the release of the OES Korean IP and the OES Korean Contracts, which shall be effective on and as of January 1, 2004).

        SECTION 4    Consent to Sale and Leaseback Transaction under the Credit Agreement.

          Section 4.1    Background.

            (a)   Section 8.5 of the Credit Agreement provides that the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly Dispose of any of its Property other than as specifically permitted thereunder.

            (b)   Section 8.11 of the Credit Agreement provides that, other than as specifically permitted thereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person to whom funds have been or are to be advanced by such Person or to any other Persons on the security of such property or rental obligations of such Group Member.

            (c)   The Borrower has requested that, notwithstanding the provisions of Sections 8.5 and 8.11 of the Credit Agreement, the Lenders consent to the following Sale and Leaseback Transaction (as defined below) in order to permit Borrower to take advantage of certain ad valorem tax reductions available in Georgia:

              (i)    In connection with the purchase by Scientific Games International of a printing press and the construction of a 90,000 sq. foot addition to its existing printing and office facilities located at 1500 Bluegrass Parkway, Alpharetta, Georgia (the "Facility"), Scientific Games International intends to enter into a bond transaction with the Development Authority of Forsyth County (the "Authority") whereby the Authority will issue its Taxable Revenue Bond (Scientific Games Corporation Project) Series 2004 in the principal amount of up to $20,000,000 (the "Bond") and use the proceeds of the Bond to purchase and acquire title to the Facility from Scientific Games International and the purchase of the above-mentioned printing press and the construction of the Facility;

              (ii)   In connection with the foregoing Bond transaction, title to the Facility will be conveyed to the Authority subject to all Liens and Security Documents in favor of the Administrative Agent, for the ratable benefit of the Lenders, and the Authority will then lease the Facility back to Scientific Games International for a period of ten (10) years under a Lease Agreement to be dated as of June 1, 2004 the "Lease Agreement") which shall be in form and substance reasonably satisfactory to the Lenders; and

              (iii)  The Bond will be purchased by Scientific Games International pursuant to a Bond Purchase Agreement to be dated as of June 1, 2004 with the Authority which shall be in form and substance reasonably satisfactory to the Lenders, provided that Scientific Games International will have the right at any time during the term of the Lease Agreement to cause the Bond to be paid in full and to purchase the Facility for nominal consideration and thus obtain full legal title to the Facility at any time without penalty, other than the loss of the tax reductions (each of the transactions referenced in clauses (i) through (iii) of this subsection 4.1(c) hereinafter being referred to, collectively, as the "Sale and Leaseback Transaction").

          Section 4.2    Limited Consent.    The Administrative Agent on behalf of the Required Lenders consents, effective on and as of the Amendment No. 2 Effective Date, to the Sale and Leaseback Transaction, provided that, concurrently with the consummation of the Sale and Leaseback Transaction, the Administrative Agent shall have received the following documents:

            (a)   a "date down" endorsement of the existing Title Policy for the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of December 19, 2002 (as amended by the First Amendment to Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of November 6, 2003, the "Existing Georgia Mortgage"), insuring the validity and first priority lien of the Existing Georgia Mortgage against the fee and leasehold interests in and to the Real Estate (as defined in the Existing Georgia Mortgage), including, but not limited to, the Facility; and

            (b)   an executed legal opinion of Smith, Gambrell & Russell, LLP, special Georgia counsel to the Borrower and its Subsidiaries, to the effect that the validity of the lien of the Existing Georgia Mortgage will not be adversely affected by the Sale and Leaseback Transaction and such other matters incident to the transactions contemplated by the Sale and

    Leaseback Transaction, and other matters reasonably requested by the Administrative Agent and the Syndication Agent, in form and substance reasonably satisfactory to such Agents.

        SECTION 5    Representations and Warranties.

        The Borrower hereby represents and warrants on the Amendment No. 2 Effective Date to the Administrative Agent and each Lender that:

          (a)   Each of the representations and warranties made by any Loan Party pursuant to the Loan Documents is true and correct in all material respects as if made on the date hereof (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date), and (ii) immediately prior to and after giving pro forma effect to this Amendment, the Amendment No. 2 Investments, the Collateral Releases, the Amendment No. 2 Stock Pledges, the Irish Pledge, the Amendment No. 2 Pledged Notes and the Sale and Leaseback Transaction, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

          (b)   Each Loan Party has the power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the Amendment and the Acknowledgment and Consent, collectively, the "Amendment Documents") to which it is a party and to perform the obligations on its part to be performed under the Loan Documents. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and, in the case of the Borrower, the Credit Agreement, as amended by this Amendment (the "Amended Credit Agreement"). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents, the Amended Credit Agreement or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 5.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms.

          (c)   The execution, delivery and performance of the Amendment Documents, the borrowings under the Amended Credit Agreement and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

        SECTION 6    Conditions Precedent.

        This Amendment shall become effective, and shall be dated, as of the date (the "Amendment No. 2 Effective Date") that the Administrative Agent shall have received the following and each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent and the Required Lenders:

          (a)   Amendment.    The Borrower shall have duly executed and delivered this Amendment.

          (b)   Required Lender Consent Letters.    Lender Consent Letters, substantially in the form of Exhibit C hereto ("Lender Consent Letters"), executed and delivered by the Lenders constituting not less than the Required Lenders (it being agreed that the execution of a Lender Addendum or the delivery of a Conversion Notice by a Lender pursuant to subsection 2.1(b) of the Amended Credit Agreement shall constitute such written consent).

          (c)   Tranche D Term Loan Lender Addenda/Consents.    With respect to each Lender with a Tranche D Term Commitment (each a "Tranche D Term Lender"), either (i) an Addendum, substantially in the form of Exhibit J to the Credit Agreement, executed and delivered by such Tranche D Term Lender or (ii) a Conversion Notice delivered by such Lender pursuant to subsection 2.1(b) of the Amended Credit Agreement.

          (d)   Acknowledgment and Consent.    An Acknowledgment and Consent, in the form of Exhibit D hereto (the "Acknowledgment and Consent"), duly executed by the Borrower and each Guarantor.

          (e)   Legal Opinion.    An executed legal opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Borrower and its Subsidiaries, in favor of the Administrative Agent, the Syndication Agent and the Lenders, covering the incurrence of the Tranche D Term Loan and such other matters incident to the transactions contemplated by the incurrence of the Tranche D Term Loan and this Amendment as the Administrative Agent and the Syndication Agent may reasonably require, in form and substance reasonably satisfactory to such Agents.

          (f)    Resolutions of Borrower.    A certificate of the Borrower dated as of the Amendment No. 2 Effective Date duly executed by a Responsible Officer of the Borrower certifying and attaching a copy of the resolutions adopted by the Borrower approving and authorizing the transactions contemplated by the incurrence of the Tranche D Term Loan and this Amendment.

          (g)   Approvals.    All governmental and third party approvals and consents necessary or advisable in connection with the transactions contemplated hereby (other than the Amendment No. 2 Investments referenced in clauses (xi) and (xii) in Section 2.1 hereof) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated hereby (other than the Amendment No. 2 Investments referenced in clauses (xi) and (xii) in Section 2.1 hereof).

          (h)   Other Documents.    The Administrative Agent shall have received such other documents, certificates, agreements, approvals or opinions as any Lender through the Administrative Agent may reasonably request, and all legal matters incident hereto shall be satisfactory to the Administrative Agent and its counsel.

        SECTION 7    Reference to and Effect Upon the Credit Agreement and other Loan Documents.

        (a)    Except as specifically amended in Section 1 above, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect and each is hereby ratified and confirmed.

        (b)    The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any other term or condition or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document, or (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

        (c)    On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

        SECTION 8    Miscellaneous.

        (a)    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. A set of copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

        (b)    The Borrower agrees to pay on demand all reasonable fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, modification and amendment of this Amendment (including, without limitation, all reasonable attorneys' fees).

        (c)    The Administrative Agent shall provide, at the Borrower's sole expense, all documentation requested by the Borrower that may be required to verify the consummation and effectiveness of the transactions contemplated by this Agreement and shall cooperate in responding to any inquiries from regulatory authorities.

        (d)    All references in and to the Credit Agreement and in the other Loan Documents shall be deemed to include this Amendment.

        (e)    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

        (f)    WAIVERS OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[signature pages to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf and in their respective corporate names by their duly authorized officers as of the date first above written.

SCIENTIFIC GAMES CORPORATION, as Borrower
By:

Name:

Title:

THE BANK OF NEW YORK, as Administrative Agent
By:

Name:

Title:

EXHIBIT A

FORM OF SUPPLEMENT TO THE AMENDED AND RESTATED
GUARANTEE AND COLLATERAL AGREEMENT

        SUPPLEMENT NO.            dated as of                , 2004 (this "Supplement"), to the Amended and Restated Guarantee and Collateral Agreement, dated as of November 6, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), by Scientific Games Corporation, a Delaware corporation (the "Company"), and each of the other signatories thereto (each such signatory individually, a "Grantor" and collectively, the "Grantors") in favor of The Bank of New York, as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

        A.    Reference is made to that certain Amended and Restated Credit Agreement, dated as of November 6, 2003 (as the same may be amended, further supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Company, the Lenders from time to time parties thereto, Bear, Stearns & Co. Inc., as sole lead arranger, Deutsche Bank Securities Inc. and Credit Suisse First Boston, as co-arrangers, Deutsche Bank Securities Inc. and Credit Suisse First Boston, as co-documentation agents, Bear Stearns Corporate Lending Inc., as syndication agent, and the Administrative Agent.

        B.    All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Guarantee and Collateral Agreement.

        C.    The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make extensions of credit to the Company.

        D.    Concurrently with the execution and delivery of this Supplement, [INSERT NAMES OF COMPANIES] are entering into agreements, pursuant to which [INSERT DESCRIPTION OF TRANSACTIONS].

        Accordingly, each of the undersigned agrees as follows:

        SECTION 1.    Upon the consummation of the [INSERT TRANSACTIONS], this Supplement may be attached to the Guarantee and Collateral Agreement, and the existing [INSERT NUMBERS OF AMENDED SCHEDULES] to the Guarantee and Collateral Agreement shall be deemed to be replaced in its entirety with [INSERT NUMBERS OF AMENDED SCHEDULES], respectively, each as attached hereto.

        SECTION 2.    Each Grantor hereby represents and warrants that each of the representations and warranties set forth in Sections 4.3 and 4.7 of the Guarantee and Collateral Agreement relating to such Grantor, each of which is incorporated herein by reference, is true and correct on and as of the date hereof, and each Agent and each Lender shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein.

        SECTION 3.    This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each of the undersigned.

        SECTION 4.    Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

        SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        SECTION 6.    Any provision of this Supplement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 11.2 of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have entered into this Supplement to the Guarantee and Collateral Agreement as of the date first above written.

COMPANY:

SCIENTIFIC GAMES CORPORATION
By:

Name:

Title:

GUARANTORS:

[NAMES OF GUARANTORS]

[AMENDED SCHEDULES]

EXHIBIT B

FORM OF CLOSING CERTIFICATE

        Pursuant to subsection 6.1(h) of the Amended and Restated Credit Agreement dated as of November 6, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among SCIENTIFIC GAMES CORPORATION, a Delaware corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties thereto (the "Lenders"), BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"), DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE FIRST BOSTON, as co-arrangers (in such capacity, the "Co-Arrangers"), DEUTSCHE BANK SECURITIES INC. and CREDIT SUISSE FIRST BOSTON, as co-documentation agents (the "Co-Documentation Agents"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and THE BANK OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent"), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "Company") hereby certifies, in his capacity as [INSERT TITLE OF OFFICER] of the Company and not individually, as follows:

          1.     The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          2.                   is the duly elected and qualified [Assistant] Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

        The undersigned [Assistant] Secretary of the Company certifies on behalf of the Company as follows:

          1.     There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

          2.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

          3.     Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on the dates described therein; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

          4.     Attached hereto as Annex 2 is a true and complete copy of the [By-laws] [other governance document] of the Company as in effect on the date hereof.

          5.     Attached hereto as Annex 3 is a true and complete copy of the [Certificate of Incorporation] [other charter document] of the Company as in effect on the date hereof, and such certificate has not been amended modified or restated.

          6.     The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each such officer is duly authorized to execute and deliver on behalf of the Company each Loan Document to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

        IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date first set forth above.

Name: Title:	Name: Title:

ANNEX 1

[Board Resolutions]

ANNEX 2

[By-laws] [other governance document]

ANNEX 3

[Certificate of Incorporation] [other charter document]

EXHIBIT C

FORM OF LENDER CONSENT LETTER

SCIENTIFIC GAMES CORPORATION
AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF NOVEMBER 6, 2003

To:	The Bank of New York, as Administrative Agent Attention: Sandra E. Morgan, Assistant Treasurer Facsimile: (212) 635-6365/6367

Ladies and Gentlemen:

        Reference is made to that certain AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 2003 (as amended, supplemented or otherwise modified in writing prior to the date hereof, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among SCIENTIFIC GAMES CORPORATION (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and THE BANK OF NEW YORK, as administrative agent.

        The Borrower has requested that the Required Lenders consent to amend the provisions of the Credit Agreement, and consent to certain transactions to be undertaken by the Loan Parties, in each case solely on the terms described in the Second Amendment and Consent, dated as of June 30, 2004, substantially in the form delivered to the undersigned Lender on or prior to the date hereof (the "Second Amendment").

        Pursuant to Section 11.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Second Amendment.

Very truly yours,
(NAME OF LENDER)
By:

Name:

Title:

Dated: June    , 2004

EXHIBIT D

FORM OF ACKNOWLEDGMENT AND CONSENT

        Reference is made the Second Amendment and Consent, dated as of June 30, 2004 (the "Second Amendment"), to the Amended and Restated Credit Agreement, dated as of November 6, 2003 (as amended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement"), among SCIENTIFIC GAMES CORPORATION (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent, and THE BANK OF NEW YORK, as administrative agent. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

        Each of the undersigned parties to the Guarantee and Collateral Agreement hereby (a) consents to the transactions contemplated by the Second Amendment and (b) acknowledges and agrees that the guarantees and grants of security interests made by such party contained in the Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to the Second Amendment (except to the extent specifically provided therein).

        IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgement and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the date first written above.

SCIENTIFIC GAMES CORPORATION
By:	Name: Martin E. Schloss Title: Vice President and Secretary
AUTOTOTE DOMINICANA INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary
AUTOTOTE ENTERPRISES, INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary
AUTOTOTE GAMING, INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary
AUTOTOTE INTERACTIVE, INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary
AUTOTOTE INTERNATIONAL, INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary

AUTOTOTE KENO CORPORATION
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES RACING, LLC
By:	Scientific Games International, Inc. its sole member
By:	Name: Martin E. Schloss Title: Vice President
MDI ENTERTAINMENT, LLC
By:	Scientific Games International, Inc. its sole member
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES ACQUISITION, INC.
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES FINANCE CORPORATION
By:	Name: Martin E. Schloss Title: Assistant Secretary

SCIENTIFIC GAMES (GREECE), INC.
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES HOLDINGS CORP.
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES INTERNATIONAL, INC.
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES MANAGEMENT CORPORATION
By:	Name: Martin E. Schloss Title: Vice President
SCIENTIFIC GAMES ROYALTY CORPORATION
By:	Name: Martin E. Schloss Title: Assistant Secretary
SCIENTIFIC GAMES ONLINE ENTERTAINMENT SYSTEMS, INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary
SG RACING, INC.
By:	Name: Martin E. Schloss Title: Vice President and Secretary

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SECOND AMENDMENT AND CONSENT TO AMENDED AND RESTATED CREDIT AGREEMENT
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D